UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2006
(Date of earliest event reported)

Quotesmith.com, Inc.

(Exact name of registrant as specified in the charter)

Delaware	0-26781	36-3299423
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8205 South Cass Avenue, Suite 102
Darien, Illinois 60561

(Address of Principal Executive Offices)

(630) 515-0170

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 — Corporate Governance and Management

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2006 Annual Meeting of Shareholders of Quotesmith.com, Inc. (the “Company”), held on May 18, 2006, shareholders of the Company ratified a proposal to amend the Restated Certificate of Incorporation of the Company in order to change the name of the Company to Insure.com, Inc. On June 12, 2006, the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect such name change. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this filing in its entirety.

Also on May 18, 2006, the Company issued a press release with respect to the foregoing. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this filing in its entirety.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation

99.1	Press Release, dated May 18, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTESMITH.COM, INC.

Dated: June 14, 2006	By:	/s/ Phillip A. Perillo
Phillip A. Perillo
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

99.1	Press Release, dated May 18, 2006